Exhibit 99.1

SYNNEX Corporation Reports Third Quarter Fiscal 2019 Results

Fremont, Calif., - September 24, 2019 - SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced financial results for the fiscal third quarter ended August 31, 2019.

	Q3 FY19	Q3 FY18(2)	Net change
Revenue ($M)	$6,204	$4,822	28.6%
Operating income ($M)	$208.9	$113.8	83.5%
Non-GAAP operating income ($M)(1)	$270.5	$159.6	69.5%
Operating margin	3.37%	2.36%	101 bps
Non-GAAP operating margin(1)	4.36%	3.31%	105 bps
Net income ($M)	$123.1	$66.9	83.9%
Non-GAAP net income ($M)(1)	$169.2	$99.9	69.5%
Diluted earnings per common share ("EPS")	$2.40	$1.68	42.9%
Non-GAAP Diluted EPS(1)	$3.30	$2.51	31.5%

“Our record performance reflects the continued success of our go-to-market strategies in each business segment,” said Dennis Polk, SYNNEX President and CEO. “In the third quarter, our Technology Solutions revenue and earnings growth were exceptional, while Concentrix delivered another quarter of revenue expansion and superior execution.”

Third Quarter Fiscal 2019 Highlights:

•

Technology Solutions: Revenue was $5.0 billion, up 16.5% from the prior fiscal year third quarter. Operating income was $139 million, or 2.8% of segment revenue, compared to $102 million, or 2.3% of segment revenue, in the prior fiscal year third quarter. Non-GAAP operating income was $150 million, or 3.0% of segment revenue, compared to $117 million, or 2.7% of segment revenue, in the prior fiscal year third quarter.

•

Concentrix: Revenue was $1.2 billion, up 136.0% from the prior fiscal year third quarter as a result of the Convergys acquisition on October 5, 2018. Operating income was $70 million, or 6.0% of segment revenue, compared to $12 million, or 2.5% of segment revenue in the prior fiscal year third quarter. Non-GAAP operating income was $121 million, or 10.4% of segment revenue, compared to $43 million, or 8.7% of segment revenue, in the prior fiscal year third quarter.

•	The trailing fiscal four quarters Return on Invested Capital (“ROIC”) was 8.6% compared to 8.4% in the prior fiscal year third quarter. The adjusted trailing fiscal four quarters ROIC was 11.1%.

Fourth Quarter Fiscal 2019 Outlook:

The following statements are based on SYNNEX’ current expectations for the fourth quarter fiscal 2019. Non-GAAP financial measures exclude the impact of acquisition-related and integration expenses, the amortization of intangibles and the related tax effects thereon. These statements are forward-looking and actual results may differ materially.

•	Revenue is expected to be in the range of $5.85 billion to $6.15 billion.
•	Net income is expected to be in the range of $136.4 million to $146.9 million and on a non-GAAP basis, net income is expected to be in the range of $180.5 million to $191.0 million.
•

Diluted earnings per share is expected to be in the range of $2.64 to $2.85 and on a non-GAAP basis, diluted earnings per share is expected to be in the range of $3.50 to $3.70, based on estimated outstanding diluted weighted average shares of 51.1 million.

•	After-tax amortization of intangibles is expected to be $37.9 million, or $0.73 per share.
•	After-tax acquisition-related and integration expense is expected to be $6.3 million, or $0.12 per share.

Dividend Announcement

SYNNEX announced today that its Board of Directors declared a quarterly cash dividend of $0.375 per common share. The dividend is payable on October 25, 2019 to stockholders of record as of the close of business on October 11, 2019.

Q3 FY19 Conference Call and Webcast

SYNNEX will be discussing its financial results and outlook on a conference call today at 2:00 p.m. (PT):

Conference ID 1645308

Live call (866) 393-4306 or (734) 385-2616 (Int’l)

Live webcast of the earnings call will be available at http://ir.synnex.com. A replay will be available approximately two hours after the earnings call has concluded.

About SYNNEX

SYNNEX Corporation (NYSE: SNX) is a Fortune 200 corporation and a leading business process services company, providing a comprehensive range of distribution, logistics and integration services for the technology industry and providing outsourced services focused on customer engagement to a broad range of enterprises.  SYNNEX distributes a broad range of information technology systems and products, and also provides systems design and integration solutions. Founded in 1980, SYNNEX Corporation operates in numerous countries throughout North and South America, Asia-Pacific and Europe.  Additional information about SYNNEX may be found online at synnex.com.

About Concentrix

Concentrix, a wholly-owned subsidiary of SYNNEX Corporation (NYSE: SNX), is a technology-enabled global business services company specializing in customer engagement and improving business performance for some of the world’s best brands. Every day, from more than 40 countries and across 6 continents, our staff delivers next generation customer experience and helps companies better connect with their customers. We create better business outcomes and help differentiate our clients through technology, design, data, process, and people. Concentrix provides services to clients in ten industry verticals: automotive; banking and financial services; insurance; healthcare; technology; consumer electronics; media and communications; retail and e-commerce; travel and transportation and energy and public-sector. We are Different by Design. Visit concentrix.com to learn more.

(1)Use of Non-GAAP Financial Information

In addition to the financial results presented in accordance with GAAP, SYNNEX also uses adjusted selling, general and administrative expenses, non-GAAP operating income, non-GAAP operating margin, adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), non-GAAP net income, and non-GAAP diluted earnings per share, which are non-GAAP financial measures that exclude acquisition-related and integration expenses, restructuring costs, the amortization of intangible assets and the related tax effects thereon.

In fiscal year 2019, non-GAAP net income and non-GAAP diluted earnings per share also exclude a gain upon the settlement of contingent consideration related to the Westcon-Comstor Americas acquisition.

In fiscal year 2018, non-GAAP net income and non-GAAP diluted earnings per share also exclude the impact of an adjustment relating to the enactment of the Tax Cuts and Jobs Act of 2017. This adjustment includes a transition tax on accumulated overseas profits and the remeasurement of deferred tax assets and liabilities to the new U.S. tax rate.

Additionally, SYNNEX refers to growth rates at constant currency or adjusting for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of SYNNEX’ business performance. Financial results adjusted for currency are calculated by translating current period activity in the transaction currency using the comparable prior year periods’ currency conversion rate. Generally, when the dollar either strengthens or weakens against other currencies, growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.

Trailing fiscal four quarters ROIC is defined as the last four quarters’ tax effected operating income divided by the average of the last five quarterly balances of borrowings (excluding book overdraft) and equity, net of cash and cash equivalents in the United States. Adjusted ROIC is calculated by excluding the tax effected impact of acquisition-related and integration expenses, restructuring costs and the amortization of intangibles from operating income and equity and the impact of the contingent consideration gain and the U.S. tax reform adjustment on equity.

SYNNEX also uses free cash flow, which is cash flow from operating activities, reduced by purchases of property and equipment. SYNNEX uses free cash flow to conduct and evaluate its business because, although it is similar to cash flow from operations, SYNNEX believes it is a more conservative measure of cash flows since purchases of fixed assets are a necessary component of ongoing operations. Free cash flow reflects an additional way of viewing SYNNEX’ liquidity that, when viewed with its GAAP results, provides a more complete understanding of factors and trends affecting its cash flows. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments for business acquisitions. Therefore, SYNNEX believes it is important to view free cash flow as a complement to its entire consolidated statements of cash flows.

SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business, to establish operational goals, and in some cases for measuring performance for compensation purposes. These non-GAAP measures are intended to provide investors with an understanding of SYNNEX’

operational results and trends that more readily enable investors to analyze SYNNEX’ base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends, as well as for planning and forecasting in future periods. Management believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with SYNNEX’ consolidated financial statements prepared in accordance with GAAP. A reconciliation of SYNNEX’ GAAP to non-GAAP financial information is set forth in the supplemental information section at the end of this press release.

(2)Fiscal 2018 third quarter and year-to-date financial statements have been adjusted to reflect the adoption of the new guidance on revenue recognition, on a full retrospective basis. Impact of adoption of the new guidance on the Consolidated Statement of Operations is presented in the supplementary information section at the end of this press release.

Safe Harbor Statement

Statements in this news release regarding SYNNEX Corporation that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding our expectations and outlook for 2019 and the fiscal fourth quarter as to revenue, net income, non-GAAP net income, diluted earnings per share, non-GAAP diluted earnings per share, outstanding diluted weighted average shares, tax rate, after-tax amortization of intangibles, after-tax acquisition-related and integration expenses; effects of the Convergys acquisition; and the anticipated benefits of the non-GAAP financial measures, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: general economic conditions and any weakness in information technology and consumer electronics spending; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2018 and subsequent SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.

Copyright 2019 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo, and CONCENTRIX Reg. U.S. Pat. & Tm. Off. DIFFERENT BY DESIGN is a trademark or registered trademark of Concentrix Corporation. Other names and marks are the property of their respective owners.

SYNNEX Corporation

Consolidated Balance Sheets

(currency and share amounts in thousands)

(Amounts may not add due to rounding)

(unaudited)

	August 31, 2019	November 30, 2018
		(Adjusted)(1)
ASSETS
Current assets:
Cash and cash equivalents	$262,279	$454,694
Accounts receivable, net	3,452,976	3,640,496
Receivable from vendors, net	338,315	351,744
Inventories	2,787,159	2,392,559
Other current assets	361,759	323,323
Total current assets	7,202,488	7,162,817
Property and equipment, net	552,904	571,326
Goodwill	2,214,115	2,203,316
Intangible assets, net	1,208,308	1,377,305
Deferred tax assets	89,692	76,508
Other assets	158,819	152,227
Total assets	$11,426,327	$11,543,498

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$571,718	$833,216
Accounts payable	2,932,046	3,048,102
Accrued compensation and benefits	366,761	358,352
Other accrued liabilities	694,778	672,635
Income taxes payable	13,379	41,322
Total current liabilities	4,578,681	4,953,627
Long-term borrowings	2,757,021	2,622,782
Other long-term liabilities	299,311	325,119
Deferred tax liabilities	189,504	206,916
Total liabilities	7,824,517	8,108,444
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized, 52,942 and 52,861 shares issued as of August 31, 2019 and November 30, 2018, respectively	53	53
Additional paid-in capital	1,534,743	1,512,201
Treasury stock, 2,337 and 2,167 shares as of August 31, 2019 and November 30, 2018, respectively	(165,710)	(149,533)
Accumulated other comprehensive income (loss)	(235,070)	(126,288)
Retained earnings	2,467,795	2,198,621
Total stockholders' equity	3,601,810	3,435,054
Total liabilities and equity	$11,426,327	$11,543,498

(1) Amounts have been adjusted to reflect the adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), on a full retrospective basis.

SYNNEX Corporation

Consolidated Statements of Operations

(currency and share amounts in thousands, except per share amounts)

(Amounts may not add due to rounding)

(unaudited)

	Three Months Ended		Nine Months Ended
	August 31, 2019	August 31, 2018	August 31, 2019	August 31, 2018
		(Adjusted)(1)		(Adjusted)(1)
Revenue:
Products	$5,047,968	$4,334,755	$13,695,725	$12,746,591
Services	1,155,690	487,513	3,480,275	1,477,308
Total revenue	6,203,659	4,822,268	17,176,000	14,223,898
Cost of revenue:
Products	(4,746,197)	(4,083,829)	(12,876,410)	(12,024,111)
Services	(731,472)	(308,322)	(2,196,212)	(926,998)
Gross profit	725,990	430,117	2,103,379	1,272,790
Selling, general and administrative expenses	(517,135)	(316,274)	(1,557,906)	(923,449)
Operating income	208,855	113,843	545,473	349,341
Interest expense and finance charges, net	(42,945)	(20,058)	(127,695)	(53,884)
Other income (expense), net	(1,087)	(872)	19,764	(3,497)
Income before income taxes	164,823	92,913	437,542	291,960
Provision for income taxes	(41,691)	(25,973)	(112,831)	(107,181)
Net income	$123,132	$66,940	$324,711	$184,779
Earnings per common share:
Basic	$2.41	$1.69	$6.35	$4.64
Diluted	$2.40	$1.68	$6.32	$4.61
Weighted-average common shares outstanding:
Basic	50,601	39,254	50,661	39,483
Diluted	50,845	39,475	50,903	39,730

(1) Amounts have been adjusted to reflect the adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), on a full retrospective basis.

SYNNEX Corporation

Segment Information

(currency in thousands)

(Amounts may not add due to rounding)

(unaudited)

	Three Months Ended		Nine Months Ended
	August 31, 2019	August 31, 2018	August 31, 2019	August 31, 2018
		(Adjusted)(1)		(Adjusted)(1)
Revenue:
Technology Solutions	$5,047,970	$4,334,767	$13,695,729	$12,746,673
Concentrix	1,160,928	491,882	3,495,076	1,490,865
Inter-segment elimination	(5,240)	(4,382)	(14,805)	(13,639)
Consolidated	$6,203,659	$4,822,268	$17,176,000	$14,223,898

Operating income:
Technology Solutions	$138,830	$101,775	$352,594	$279,926
Concentrix	70,025	12,068	192,879	69,415
Consolidated	$208,855	$113,843	$545,473	$349,341

(1) Amounts have been adjusted to reflect the adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), on a full retrospective basis.

SYNNEX Corporation

Impact of adoption of Accounting Standards Codification (“ASC”) Topic 606 on Revenue and Earnings

(currency in thousands, except per share amounts)

(Amounts may not add due to rounding)

(unaudited)

	Three Months Ended		Nine Months Ended
	August 31, 2019	August 31, 2018	August 31, 2019	August 31, 2018
Revenue
Consolidated
Revenue as previously reported		$4,906,610		$14,431,562
Impact of adoption of ASC Topic 606		(84,342)		(207,664)
Revenue in accordance with ASC Topic 606(1)	$6,203,659	$4,822,268	$17,176,000	$14,223,898

Technology Solutions
Revenue as previously reported		$4,419,109		$12,954,337
Impact of adoption of ASC Topic 606		(84,342)		(207,664)
Revenue in accordance with ASC Topic 606(1)	$5,047,970	$4,334,767	$13,695,729	$12,746,673

Concentrix
Revenue as previously reported		$491,882		$1,490,865
Impact of adoption of ASC Topic 606		—		—
Revenue in accordance with ASC Topic 606(1)	$1,160,928	$491,882	$3,495,076	$1,490,865

(1)Approximate value of transactions offset, in accordance with revenue recognition guidance on Principal versus Agent considerations, in circumstances where SYNNEX assumed an agency relationship, against cost of sales to present the margin earned on these transactions in revenue, with no associated cost of revenue.	$836,000	$803,000	$2,547,000	$2,198,000

SYNNEX Corporation

Impact of adoption of Accounting Standards Codification (“ASC”) Topic 606 on Revenue and Earnings

(currency in thousands, except for per share amounts)

(Amounts may not add due to rounding)

(unaudited)

(continued)

	Three Months Ended		Nine Months Ended
	August 31, 2018		August 31, 2018
Consolidated Statements of Operations	As Reported	As adjusted	As Reported	As adjusted
Revenue:
Products	$4,419,097	$4,334,755	$12,954,255	$12,746,591
Services	487,513	487,513	1,477,308	1,477,308
Total revenue	4,906,610	4,822,268	14,431,562	14,223,898
Cost of revenue:
Products	(4,165,118)	(4,083,829)	(12,228,350)	(12,024,111)
Services	(308,322)	(308,322)	(926,998)	(926,998)
Gross profit	433,170	430,117	1,276,215	1,272,790
Selling, general and administrative expenses	(316,274)	(316,274)	(923,449)	(923,449)
Operating income	116,896	113,843	352,766	349,341
Interest expense and finance charges, net	(20,058)	(20,058)	(53,884)	(53,884)
Other income (expense), net	(872)	(872)	(3,497)	(3,497)
Income before income taxes	95,966	92,913	295,385	291,960
Provision for income taxes	(26,675)	(25,973)	(107,968)	(107,181)
Net income	$69,291	$66,940	$187,417	$184,779
Earnings per common share:
Basic	$1.75	$1.69	$4.70	$4.64
Diluted	$1.74	$1.68	$4.67	$4.61
Non-GAAP financial measures
Non-GAAP operating income	$162,661	$159,608	$455,368	$451,943
GAAP operating margin	2.38%	2.36%	2.44%	2.46%
Non-GAAP operating margin	3.32%	3.31%	3.16%	3.18%
Non-GAAP net income	$102,258	$99,852	$283,905	$281,207
Non-GAAP diluted EPS	$2.57	$2.51	$7.08	$7.01

      SYNNEX Corporation

Reconciliation of GAAP to Non-GAAP financial measures

(currency in thousands)

(Amounts may not add due to rounding)

	Three Months Ended		Nine Months Ended
	August 31, 2019	August 31, 2018	August 31, 2019	August 31, 2018
		(Adjusted)(1)		(Adjusted)(1)
Revenue in constant currency
Consolidated
Revenue	$6,203,659	$4,822,268	$17,176,000	$14,223,898
Foreign currency translation	19,243		127,181
Revenue in constant currency	$6,222,902	$4,822,268	$17,303,181	$14,223,898

Technology Solutions
Revenue	$5,047,970	$4,334,767	$13,695,729	$12,746,673
Foreign currency translation	5,006		84,120
Revenue in constant currency	$5,052,976	$4,334,767	$13,779,849	$12,746,673

Concentrix
Revenue	$1,160,928	$491,882	$3,495,076	$1,490,865
Foreign currency translation	14,237		43,061
Revenue in constant currency	$1,175,165	$491,882	$3,538,137	$1,490,865

	Three Months Ended		Nine Months Ended
	August 31, 2019	August 31, 2018	August 31, 2019	August 31, 2018
		(Adjusted)(1)		(Adjusted)(1)
Selling, general and administrative expenses
Consolidated
GAAP selling, general and administrative expenses	$517,135	$316,274	$1,557,906	$923,449
Acquisition-related and integration expenses	9,200	19,568	53,582	23,419
Amortization of intangibles	52,066	25,777	156,964	77,882
Adjusted selling, general and administrative expenses	$455,869	$270,929	$1,347,360	$822,148

Technology Solutions
GAAP selling, general and administrative expenses	$162,944	$149,163	$466,725	$442,630
Acquisition-related and integration expenses	-	2,498	981	6,349
Amortization of intangibles	10,999	12,524	32,968	37,802
Adjusted selling, general and administrative expenses	$151,945	$134,141	$432,776	$398,479

Concentrix
GAAP selling, general and administrative expenses	$356,155	$168,984	$1,097,139	$486,120
Acquisition-related and integration expenses	9,200	17,070	52,601	17,070
Amortization of intangibles	41,067	13,253	123,996	40,080
Adjusted selling, general and administrative expenses	$305,888	$138,661	$920,542	$428,970

SYNNEX Corporation

Reconciliation of GAAP to Non-GAAP financial measures

(currency in thousands)

(Amounts may not add due to rounding)

(continued)

	Three Months Ended		Nine Months Ended
	August 31, 2019	August 31, 2018	August 31, 2019	August 31, 2018
		(Adjusted)(1)		(Adjusted)(1)
Operating income and Operating margin
Consolidated
Revenue	$6,203,659	$4,822,268	$17,176,000	$14,223,898

GAAP operating income	$208,855	$113,843	$545,473	$349,341
Acquisition-related and integration expenses	9,200	19,568	53,582	23,419
Amortization of intangibles	52,428	26,197	158,149	79,183
Non-GAAP operating income	$270,483	$159,608	$757,204	$451,943
Depreciation (excluding accelerated depreciation included in acquisition-related expenses above)	38,597	22,511	119,004	67,031
Adjusted EBITDA	$309,080	$182,119	$876,208	$518,974

GAAP operating margin	3.37%	2.36%	3.18%	2.46%
Non-GAAP operating margin	4.36%	3.31%	4.41%	3.18%

Technology Solutions
Segment revenue	$5,047,970	$4,334,767	$13,695,729	$12,746,673

GAAP operating income	$138,830	$101,775	$352,594	$279,926
Acquisition-related and integration expenses	—	2,498	981	6,349
Amortization of intangibles	10,999	12,524	32,968	37,802
Non-GAAP operating income	$149,829	$116,797	$386,543	$324,077
Depreciation	5,875	5,212	16,719	15,056
Adjusted EBITDA	$155,704	$122,009	$403,262	$339,133

GAAP operating margin	2.75%	2.35%	2.57%	2.20%
Non-GAAP operating margin	2.97%	2.69%	2.82%	2.54%

Concentrix
Segment revenue	$1,160,928	$491,882	$3,495,076	$1,490,865

GAAP operating income	$70,025	$12,068	$192,879	$69,415
Acquisition-related and integration expenses	9,200	17,070	52,601	17,070
Amortization of intangibles	41,429	13,673	125,181	41,381
Non-GAAP operating income	$120,654	$42,811	$370,661	$127,866
Depreciation (excluding accelerated depreciation included in acquisition-related expenses above)	32,722	17,299	102,285	51,975
Adjusted EBITDA	$153,376	$60,110	$472,946	$179,841

GAAP operating margin	6.03%	2.45%	5.52%	4.66%
Non-GAAP operating margin	10.39%	8.70%	10.61%	8.58%

SYNNEX Corporation

Reconciliation of GAAP to Non-GAAP financial measures

(currency and share amounts in thousands, except per share amounts)

(Amounts may not add due to rounding)

(continued)

	Three Months Ended		Nine Months Ended
	August 31, 2019	August 31, 2018	August 31, 2019	August 31, 2018
		(Adjusted)(1)		(Adjusted)(1)
Net income
Net income	$123,132	$66,940	$324,711	$184,779
Acquisition-related and integration expenses	9,200	19,568	53,411	20,785
Amortization of intangibles	52,428	26,197	158,149	79,183
Contingent consideration	—	—	(19,034)	—
Income taxes related to the above(2)	(15,548)	(12,853)	(55,328)	(28,241)
U.S. tax reform adjustment	—	—	—	24,701
Non-GAAP net income	$169,212	$99,852	$461,909	$281,207

Diluted earnings per common share ("EPS")(3)
Net income	$123,132	$66,940	$324,711	$184,779
Less: net income allocated to participating securities	1,066	643	2,883	1,717
Net income attributable to common stockholders	122,066	66,297	321,828	183,062
Acquisition-related and integration expenses attributable to common stockholders	9,121	19,381	52,938	20,593
Amortization of intangibles attributable to common stockholders	51,975	25,947	156,748	78,450
Contingent consideration attributable to common stockholders	—	—	(18,865)	—
Income taxes related to the above attributable to common stockholders(2)	(15,414)	(12,730)	(54,838)	(27,980)
U.S. tax reform adjustment attributable to common stockholders	—	—	—	24,472
Non-GAAP net income attributable to common stockholders	$167,748	$98,896	$457,810	$278,597

Weighted-average number of common shares - diluted:	50,845	39,475	50,903	39,730

Diluted EPS(3)	$2.40	$1.68	$6.32	$4.61
Acquisition-related and integration expenses	0.18	0.49	1.04	0.52
Amortization of intangibles	1.02	0.66	3.08	1.97
Contingent consideration	—	—	(0.37)	—
Income taxes related to the above(2)	(0.30)	(0.32)	(1.08)	(0.70)
U.S. tax reform adjustment	—	—	—	0.62
Non-GAAP Diluted EPS	$3.30	$2.51	$8.99	$7.01

SYNNEX Corporation

Reconciliation of GAAP to Non-GAAP financial measures

(Amounts may not add due to rounding)

(continued)

(Currency in thousands)	Three Months Ended		Nine Months Ended
	August 31, 2019	August 31, 2018	August 31, 2019	August 31, 2018
Net cash provided by (used in) operating activities	$249,853	$(103,095)	$202,473	$(40,385)
Purchases of property and equipment	(33,020)	(25,453)	(93,432)	(75,473)
Free cash flow	$216,833	$(128,548)	$109,041	$(115,858)

	Forecast
	Three Months Ending November 30, 2019
(Amounts in millions, except per share amounts)	Low	High
Net income	$136.4	$146.9
Acquisition-related and integration expenses	8.5	8.5
Amortization of intangibles	51.3	51.3
Income taxes related to the above(2)	(15.6)	(15.6)
Non-GAAP net income	$180.5	$191.0

Diluted EPS(3)	$2.64	$2.85
Acquisition-related and integration expenses	0.16	0.16
Amortization of intangibles	0.99	0.99
Income taxes related to the above(2)	(0.30)	(0.30)
Non-GAAP Diluted EPS	$3.50	$3.70

(1) Adjusted to reflect the adoption of the new guidance on revenue recognition, on a full retrospective basis.

(2) The tax effect of taxable and deductible non-GAAP adjustments was calculated using the effective year-to-date tax rate during the respective periods. The effective tax rate for fiscal year 2018 excludes the impact of the transition tax on accumulated overseas profits and the remeasurement of deferred tax assets and liabilities to the new U.S. tax rate related to the enactment of the Tax Cuts and Jobs Act of 2017.

(3) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. For purposes of calculating Diluted EPS, Net income allocated to participating securities was approximately 0.9% of Net income for the three and nine months ended August 31, 2019 and 2018. Net income allocable to participating securities is estimated to be approximately 1.1% of the forecast Net income for the three months ending November 30, 2019.

SYNNEX Corporation

Calculation of Financial Metrics

(currency in thousands)

(Amounts may not add or compute due to rounding)

Return on Invested Capital ("ROIC")

	August 31, 2019	August 31, 2018
ROIC
Operating income (trailing fiscal four quarters)(1)	$743,743	$509,201
Income taxes on operating income(2)	(200,430)	(184,952)
Operating income after taxes(1)	$543,313	$324,249

Total borrowings, excluding book overdraft (last five quarters average)	$3,126,273	$1,684,413
Total equity (last five quarters average)	3,282,537	2,293,198
Less: U.S. cash and cash equivalents (last five quarters average)	(67,727)	(114,037)
Total invested capital	$6,341,083	$3,863,574

ROIC	8.6%	8.4%

Adjusted ROIC
Non-GAAP operating income (trailing fiscal four quarters)(1)	$1,022,336	$644,884
Income taxes on Non-GAAP operating income(2)	(268,384)	(196,090)
Non-GAAP operating income after taxes(1)	$753,952	$448,794

Total invested capital	$6,341,083	$3,863,574
Tax effected impact of cumulative non-GAAP adjustments (last five quarters average)	439,514	279,088
Total Non-GAAP invested capital	$6,780,597	$4,142,662

Adjusted ROIC	11.1%	10.8%

(1) GAAP and non-GAAP operating income included in the trailing fiscal four quarters calculation reflects the adoption of ASC Topic 606 for the fiscal quarters ended February 28, 2019 and 2018, May 31, 2019 and 2018 and August 31, 2019 and 2018. GAAP and non-GAAP operating income for other quarters included in the trailing fiscal four quarters calculation are based on amounts as previously reported.

(2) Income taxes on GAAP operating income was calculated using the effective year-to-date tax rates during the respective periods. Income taxes on non-GAAP operating income was calculated by excluding the tax effect of taxable and deductible non-GAAP adjustments using the effective year-to-date tax rate during the respective periods. In fiscal year 2018, the effective tax rate for non-GAAP operating income excludes the impact of the transition tax on accumulated overseas profits and the remeasurement of deferred tax assets and liabilities to the new U.S. tax rate related to the enactment of the Tax Cuts and Jobs Act of 2017.

Debt to Adjusted EBITDA leverage ratio

		August 31, 2019	August 31, 2018
Total borrowings, excluding book overdraft	(a)	$3,323,089	$1,821,617
Trailing fiscal four quarters Adjusted EBITDA(1)	(b)	$1,175,264	$733,562
Debt to Adjusted EBITDA leverage ratio	(c)=(a)/(b)	2.8	2.5

(1) Adjusted EBITDA included in the trailing fiscal four quarters calculation reflects the adoption of ASC Topic 606 for the fiscal quarters ended February 28, 2019 and 2018, May 31, 2019 and 2018 and August 31, 2019 and 2018. Adjusted EBITDA for other quarters included in the trailing fiscal four quarters calculation is based on amounts as previously reported.

SYNNEX Corporation

Calculation of Financial Metrics

(currency in thousands)

(Amounts may not add or compute due to rounding)

(continued)

Cash Conversion Cycle

		Three Months Ended
		August 31, 2019	August 31, 2018
			(Adjusted)(1)

Days sales outstanding
Revenue (products and services)	(a)	$6,203,659	$4,822,268
Accounts receivable, net	(b)	3,452,976	2,727,276
Days sales outstanding	(c) = (b)/((a)/the number of days during the period)	51	52

Days inventory outstanding
Cost of revenue (products and services)	(d)	$5,477,669	$4,392,151
Inventories	(e)	2,787,159	1,927,713
Days inventory outstanding	(f) = (e)/((d)/the number of days during the period)	47	40

Days payable outstanding
Cost of revenue (products and services)	(g)	$5,477,669	$4,392,151
Accounts payable	(h)	2,932,046	2,235,139
Days payable outstanding	(i) = (h)/((g)/the number of days during the period)	49	47

Cash conversion cycle	(j) = (c)+(f)-(i)	49	45

(1) Adjusted to reflect the adoption of the new guidance on revenue recognition, on a full retrospective basis.

Investor Contact:

Mary Lai

Investor Relations

SYNNEX Corporation

marylai@synnex.com

(510) 668-8436